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                                                                   Exhibit 10.11


                VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN


     1. Purpose. The purpose of the Plan is to provide eligible Employees of the Company and its Designated Subsidiaries with the opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2.  Definitions.
         -----------

         (a) "Appropriate Procedure" shall mean the procedure or method (including telephonic or other electronic means) provided or prescribed by the Committee for achieving the particular purpose of the relevant provision of the Plan.

         (b) "Board" shall mean the Board of Directors of the Company.

         (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (d) "Committee" shall mean the Compensation Committee appointed by the Board or such other persons as the Board shall designate.

         (e) "Common Stock" shall mean the common stock of the Company.

         (f) "Company" shall mean Varian Semiconductor Equipment Associates, Inc., a Delaware corporation.

         (g) "Compensation" shall mean the base salary or base wages paid to an Employee by the Company or Designated Subsidiary while a Participant, excluding all other forms of remuneration.

         (h) "Designated Subsidiary" shall mean any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

         (i) "Employee" shall mean any individual who is a common law employee of the Company or Designated Subsidiary for tax purposes and whose customary employment is for at least twenty (20) hours per week. For purposes of the Plan, the employment relationship shall be treated as continuing without interruption while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary. Where the period of leave exceeds ninety (90) days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave.
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         (j) "Enrollment Date" shall mean the first day of each Offering Period.

         (k) "Exercise Date" shall mean the last day of each Offering Period.

         (l) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

             (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market for the last market trading day on or immediately prior to the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

             (2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

             (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

     (m) "Offering Period" shall mean a period of approximately six (6) months during which an option granted pursuant to the Plan may be exercised (1) commencing on the first Trading Day on or after January 1 and terminating on the last Trading Day in the period ending the following June 30, and (2) commencing on the first Trading Day on or after July 1 and terminating on the last Trading Day in the period ending the following December 31. The duration of an Offering Period, including the commencement date of any Offering Period, may be changed pursuant to Section 4 of the Plan. The first Offering Period under the Plan shall commence on July 1, 2002 and end on December 31, 2002.

     (n) "Participant" shall mean an Employee who (i) has elected to participate in the Plan pursuant to Section 5 and (ii) has not ceased to be a Participant pursuant to Section 10 or Section 11.

     (o) "Plan" shall mean this Varian Semiconductor Equipment Associates, Inc. Employee Stock Purchase Plan.

     (p) "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 20.

     (q) "Reserves" shall mean the number of shares of Common Stock covered by

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each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

         (r) "Subsidiary" shall mean a domestic or foreign corporation of which not less than 50% of the voting shares are held by the Company or another Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

         (s) "Trading Day" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

     3.  Eligibility.
         -----------

         (a) Any Employee who shall be employed by the Company or Designated Subsidiary on a given Enrollment Date shall be eligible to participate in the Plan; provided, however, that as long as the Plan continues to meet the requirements of Section 423 of the Code, the Committee may at any time provide that certain Employees shall not be eligible to participate in the Plan.

         (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined as the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods continuing until the Plan is terminated in accordance with
Section 20 hereof. The Committee shall have the power to change the duration of any future Offering Periods, including the commencement dates thereof, with respect to future offerings in its discretion, without stockholder approval, at any time.

     5.  Participation.
         -------------

         (a) An eligible Employee shall become a Participant in the Plan, prior to the applicable Enrollment Date, by following the Appropriate Procedure to enter into a subscription agreement authorizing payroll deductions.

         (b) Payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which

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such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

     6.  Payroll Deductions.
         ------------------

         (a) At the time a Participant enters into a subscription agreement, he or she shall elect to have payroll deductions made during the Offering Period in a whole percentage of from one percent (1%) to ten percent (10%) of the Compensation which he or she receives during the Offering Period, or such other percentages or amounts as the Committee shall determine.

         (b) All payroll deductions made for a Participant shall be credited to an account established with respect to such Participant under the Plan (the "Account"). A Participant may not make any additional payments into such Account.

         (c) A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by following the Appropriate Procedure to authorize a change in payroll deduction rate. The Committee may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective as soon as administratively practicable following the Participant's completion of the Appropriate Procedure. A Participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

         (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a Participant's payroll deductions may be reduced or decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such Participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10 hereof.

         (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company's or Designated Subsidiary's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant's compensation (or have a Designated Subsidiary withhold from the Participant's Compensation) the amount necessary for the Company or Designated Subsidiary to meet applicable withholding obligations, including any withholding required to make available to the Company or Designated Subsidiary any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Participant.

     7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing the applicable purchase price into such Employee's payroll deductions accumulated prior to such Exercise Date provided that the Committee in its

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sole discretion may establish the maximum number of shares of Common Stock an
Employee shall be permitted to purchase during any Offering Period (subject to any adjustment pursuant to Section 19), and provided further that each purchase of shares of Common Stock shall be subject to the limitations set forth in Sections 3(b) and 13 hereof. Exercise of the option shall occur as provided in
Section 8 hereof, unless the Participant has withdrawn from the Offering Period pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

     8. Exercise of Option. Unless a Participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares with respect to an Offering Period shall be exercised automatically on the applicable Exercise Date, and the maximum number of full shares of Common Stock subject to option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her Account. No fractional shares shall be purchased. Any payroll deductions accumulated in a Participant's Account which are not sufficient to purchase a full share shall be returned to the Participant as soon as administratively practicable after the Exercise Date. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by the Participant.

     9. Crediting, Transfer and Delivery of Shares. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall credit to each Participant's Account the shares of Common Stock purchased upon exercise of his or her option. Such shares shall be transferred and delivered to the Participant as the Participant may direct, or as shall otherwise be determined by the Committee.

     10. Withdrawal.
         ----------

         (a) On or before the last day of an Offering Period, a Participant may, by following the Appropriate Procedure, withdraw from participation in the Plan, thereby canceling his or her participation in the Offering Period. All of the Participant's payroll deductions credited to his or her Account shall be paid to such Participant promptly after completing the Appropriate Procedure to withdraw from participation in the Plan, and such Participant's option for the Offering Period shall be automatically terminated and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new subscription agreement by following the Appropriate Procedure.

         (b) A Participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

     11. Termination of Employment. Upon a Participant's ceasing to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant's Account during the Offering Period but not yet used to exercise the option shall be returned to such Participant or, in the case of his or her death, to the

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person or persons entitled thereto under Section 15 hereof, and such
Participant's option shall be automatically terminated. The preceding sentence notwithstanding, a Participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the Participant's customary number of hours per week of employment during the period in which the Participant is subject to such payment in lieu of notice.

     12.  Interest.  No interest shall accrue on the payroll deductions of a
          --------
Participant in the Plan.

     13.  Stock.
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          (a) The shares of Common Stock to be sold to Participants under the
Plan may, at the election of the Company, be either treasury shares or shares originally issued for such purpose. Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be one hundred fifty thousand (150,000) shares and the maximum number of shares available for sale in each Offering Period shall be determined by the Committee in its sole discretion. Shareholder approval shall be required for each increase in the number of shares available under the Plan. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

          (b) The Participant shall have no interest or voting right in shares covered by his or her option until such option has been exercised.

          (c) Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant or in the name of the Participant and his or her spouse.

     14.  Administration of the Plan.
          --------------------------

          (a) The Committee shall have full and exclusive discretionary authority to interpret and construe any and all provisions of the Plan, to adopt, amend and rescind rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan, including, without limitation, all questions concerning eligibility to participate in and options to be received under the Plan; provided, however, that all Employees who are granted options under the Plan shall have the same rights and privileges with respect to such options. The Committee shall also have the authority to adopt necessary or appropriate procedures, subplans or other documentation as shall be necessary to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States. Every finding, decision and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon all parties.

          (b) The Committee may select one of its members as its Chairman and shall

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hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     15.  Death of Participant.
          --------------------

          (a) In the event of the death of a Participant, the Company shall distribute any (i) payroll deductions remaining in the Participant's Account and
(ii) shares of Common Stock credited to the Participant's Account to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may distribute such payroll deductions to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     16. Transferability. Neither payroll deductions credited to a Participant's Account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from an Offering Period in accordance with Section 10 hereof.

     17. Indemnification. The Company, by its adoption of the Plan, indemnifies and holds its employees and the members of the Committee, jointly and severally, harmless from the effects and consequences of their acts, omissions, and conduct with respect to the Plan in their official capacities, except to the extent that such effects and consequences result from their own willful misconduct, breach of good faith or gross negligence in the performance of their duties hereunder. The foregoing right of indemnification shall not be exclusive of other rights to which each such employee or Committee member may be entitled by any contract as a matter of law.

     18. Reports. Statements of a Participant's Account shall be provided to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any, or such other information as the Committee shall determine.

     19.  Adjustments Upon Changes in Capitalization, Dissolution, Liquidation,
          ---------------------------------------------------------------------
Merger or Asset Sale.
--------- ----------

          (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each Participant

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may purchase per Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each Participant in writing, at least ten
(10) business days prior to the New Exercise Date, that the Exercise Date for the Participant's option has been changed to the New Exercise Date and that the Participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

          (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"). The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant's option has been changed to the New Exercise Date and that the Participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

     20.  Amendment or Termination.
          ------------------------

          (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 hereof,

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no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

          (b) Without stockholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Board (or the Committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Board (or the Committee) determines in its sole discretion advisable which are consistent with the Plan.

          (c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

              (i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

              (ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

              (iii) allocating shares.

     Such modifications or amendments shall not require stockholder approval or the consent of any Participants.

     21. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     22. No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any Employee to purchase any Common Stock under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

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     23.  Effective Date.  The Plan shall become effective as of July 1, 2002 or as soon as practicable thereafter as determined by the Board, subject to approval by the stockholders of the Company within twelve (12) months before or
after the date the Plan is adopted by the Board.   The Plan shall not become
effective if the stockholders of the Company fail to approve the Plan.

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     24.  Applicable Law.  The Plan shall be governed by and construed in accordance with the laws of the State of Delaware excluding Delaware's conflict of laws provisions.

     25. Requirements of Law. The granting of options and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as the Committee may determine are necessary or appropriate.


     IN WITNESS WHEREOF, Varian Semiconductor Equipment Associates, Inc., by its duly authorized officer, has executed this Plan.

                                 VARIAN SEMICONDUCTOR
                                 EQUIPMENT ASSOCIATES, INC.

                                 By:  _______________________________

                                 Title:  _____________________________

                                 Dated:  _____________________________

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